Exhibit 99.2

NC4 Inc. and NC4 Public Sector LLC

Condensed Consolidated Carve-Out Financial Statements

As of and for the Six Months Ended June 30, 2019 and 2018

NC4 INC. AND NC4 PUBLIC SECTOR LLC

TABLE OF CONTENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

Page No.
Condensed Consolidated Carve-out Financial Statements (Unaudited):
Condensed Consolidated Carve-out Balance Sheets	1
Condensed Consolidated Carve-out Statements of Income	2
Condensed Consolidated Carve-out Statements of Changes in Stockholders’ Deficit	3
Condensed Consolidated Carve-out Statements of Cash Flows	4
Notes to Condensed Consolidated Carve-out Financial Statements	5-17

NC4 INC. AND NC4 PUBLIC SECTOR LLC

CONDENSED CONSOLIDATED CARVE-OUT BALANCE SHEETS

(UNAUDITED)

AS OF JUNE 30,	2019	2018
Assets
Current assets:
Cash and cash equivalents	$437,259	$540,295
Accounts receivable, net	2,916,616	2,929,860
Unbilled accounts receivable	132,373	60,779
Due from affiliates	—	101,478
Deferred sales commissions	275,496	403,479
Prepaid expenses and other current assets	622,669	584,608

Total current assets	4,384,413	4,620,499

Property and equipment, net	288,756	440,047
Goodwill	776,000	776,000
Intangible assets, net	87,757	199,705
Deferred sales commissions, net of current portion	432,397	148,962
Other assets	29,409	34,597

Total assets	$5,998,732	$6,219,810

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$352,777	$305,765
Accrued expenses	2,925,354	2,717,607
Deferred revenue	9,415,399	8,077,722
Due to affiliates	19,796	—

Total current liabilities	12,713,326	11,101,094
Deferred rent	27,281	47,343

Total liabilities	12,740,607	11,148,437

Commitments and contingencies (see notes)

Stockholders’ deficit:
Common stock, $0.001 par value, 3,000 shares authorized, 1,515 shares issued and outstanding	2	2
Additional paid-in capital	63,937,701	56,433,114
Stockholders’ net investments	(20,220,958)	(7,719,519)
Accumulated deficit	(50,458,620)	(53,642,224)

Total stockholders’ deficit	(6,741,875)	(4,928,627)

Total liabilities and stockholders’ deficit	$5,998,732	$6,219,810

See accompanying notes to the condensed consolidated carve-out financial statements.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

CONDENSED CONSOLIDATED CARVE-OUT STATEMENTS OF INCOME

(UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30,	2019	2018
Revenues:
Subscription services	$8,586,549	$8,031,422
Post-contract customer support services	379,826	367,364
Implementation services	145,122	68,899
Professional and other services	103,567	91,885

Revenues, net	9,215,064	8,559,570

Operating expenses:
Cost of revenues	2,765,085	2,118,678
Selling and marketing expenses	1,441,911	1,747,340
General and administrative expenses	2,499,719	2,616,760
Research and development	1,257,100	1,430,690

Total operating expenses	7,963,815	7,913,468

Income before provision for state income taxes	1,251,249	646,102

Provision for state income taxes	800	800

Net income	$1,250,449	$645,302

See accompanying notes to the condensed consolidated carve-out financial statements.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

CONDENSED CONSOLIDATED CARVE-OUT STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

			Additional	Stockholders’
	Common Stock		Paid-in	Net	Accumulated
	Shares	Amount	Capital	Investments	Deficit	Total
Balance, December 31, 2018	1,515	$2	$59,437,701	$(13,307,684)	$(51,709,069)	$(5,579,050)
Contributions	—	—	4,500,000	—	—	4,500,000
Net change in intercompany payable and receivable balances including NC4 Inc.’s investments in other subsidiaries	—	—	—	(6,913,274)	—	(6,913,274)
Net income	—	—	—	—	1,250,449	1,250,449

Balance, June 30, 2019	1,515	$2	$63,937,701	$(20,220,958)	$(50,458,620)	$(6,741,875)

			Additional
	Common Stock		Paid-in	Stockholders’	Accumulated
	Shares	Amount	Capital	Net investments	Deficit	Total
Balance, December 31, 2017	1,515	$2	$52,433,114	$(2,491,329)	$(54,047,152)	$(4,105,365)
Cumulative effect of adoption of FASB ASC 606	—	—	—	—	(240,374)	(240,374)
Contributions	—	—	4,000,000	—	—	4,000,000
Net change in intercompany payable and receivable balances including NC4 Inc.’s investments in other subsidiaries	—	—	—	(5,228,190)	—	(5,228,190)
Net income	—	—	—	—	645,302	645,302

Balance, June 30, 2018	1,515	$2	$56,433,114	$(7,719,519)	$(53,642,224)	$(4,928,627)

See accompanying notes to the condensed consolidated carve-out financial statements.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

CONDENSED CONSOLIDATED CARVE-OUT STATEMENTS OF CASH FLOWS

(UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30,	2019	2018
Cash flows from operating activities:
Net income	$1,250,449	$645,302
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	119,451	99,284
Deferred sales commissions	313,826	246,121
Accrued sales and use taxes	359,643	282,520
Changes in operating assets and liabilities:
Accounts receivable	409,577	(85,334)
Unbilled accounts receivable	88,157	(20,454)
Due from affiliates	7,690	9,306
Deferred sales commissions	(347,499)	(370,872)
Prepaid expenses and other current assets	110,267	138,158
Other assets	5,018	2,000
Accounts payable	31,671	62,319
Accrued expenses	(736,857)	(415,829)
Deferred revenue	683,319	825,199
Due to affiliates	19,796	—
Deferred rent	(10,906)	(7,186)

Net cash provided by operating activities	2,303,602	1,410,534

Cash flows from investing activities:
Purchases of property and equipment	—	(53,069)
Acquisition of intangible assets	—	(16,005)

Cash used in investing activities	—	(69,074)

Cash flows from financing activities:
Proceeds from bank line of credit	—	100,000
Repayments on bank line of credit	—	(100,000)
Capital contributions	4,500,000	4,000,000
Net change in intercompany receivable and payable balances including NC4 Inc.’s investments in other subsidiaries	(6,913,274)	(5,228,190)

Net cash used in financing activities	(2,413,274)	(1,228,190)

Net change in cash and cash equivalents	(109,672)	113,270
Cash and cash equivalents, beginning of period	546,931	427,025

Cash and cash equivalents, end of period	$437,259	$540,295

Supplemental disclosures of cash flow information:
Cash paid for the following during the period:
Cash paid for interest	$—	$1,332

Cash paid for state and local income tax	$800	$800

See accompanying notes to the condensed consolidated carve-out financial statements.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

1.	ORGANIZATION AND BUSINESS

NC4 Inc. (“NC4”), incorporated in the state of Delaware on January 9, 2004, is headquartered in El Segundo, California. NC4 formed NC4 Public Sector LLC in the state of Delaware on August 17, 2005. NC4 Public Sector LLC primarily is comprised of two distinct business units known as E-Team and Street Smart. All identifiable assets, liabilities, and business activities pertaining to the Street Smart business unit are excluded from the accompanying condensed consolidated carve-out interim financial statements. NC4 Public Sector LLC, excluding the Street Smart business unit, is herein referred to as “Public Sector.” NC4 and Public Sector, collectively referred to as the “Carve-out Entity,” have developed unique technologies and processes to collect, curate, enhance and disseminate information to both private and public sector clients who leverage that data for the benefit of their constituents.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method The Carve-out Entity maintains its accounting records on an accrual method in conformity with accounting principles generally accepted in the United States of America.

Basis of Presentation The condensed consolidated carve-out balance sheets, consolidated carve-out statements of income, changes in stockholders’ deficit, and cash flows of the Carve-out Entity, which exclude the financial results of The ESP Group Inc. and NC4 Soltra LLC, both of which were wholly owned subsidiaries of NC4 Inc., and the Street Smart business unit of NC4 Public Sector LLC (collectively, the “Excluded Business Units”), have been derived from historical accounting records of NC4 Inc. and its subsidiaries, and are presented on a carve-out basis. Historically, the consolidated financial statements have included the financial results of the Excluded Business Units.

All revenue and costs as well as assets and liabilities directly associated with the business activities of the Carve-out Entity are included in the accompanying condensed consolidated carve-out financial statements. The condensed consolidated carve-out financial statements also exclude allocations of certain operating, selling, and administrative expenses of the Excluded Business Units. These allocations were based on methodologies that management believes to be reasonable; however, amounts derecognized by the Carve-out Entity are not necessarily representative of the amounts that would have been reflected in the condensed consolidated carve-out financial statements had the Excluded Business Units operated independently of the Carve-out Entity.

Historically, NC4 Inc. and its subsidiaries have used a centralized approach to certain aspects of its operations. Any intercompany assets or liabilities related to the Excluded Business Units are classified as part of equity, with expectations that such intercompany balances will be forgiven concurrent with a contemplated transaction. All significant intercompany accounts and transactions among the businesses comprising the Carve-out Entity have been eliminated in the accompanying condensed consolidated carve-out financial statements.

The accompanying unaudited condensed consolidated carve-out financial statements have been prepared in a manner consistent with that used in the preparation of the annual audited consolidated carve-out financial statements as of and for the year ended December 31, 2018. The unaudited condensed consolidated carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the Carve-out Entity to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the unaudited

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

condensed consolidated carve-out financial statements and the reported amounts of revenues and expenses during the periods reported. Actual results could differ from those estimates. In the opinion of management, the accompanying unaudited condensed consolidated carve-out financial statements reflect all adjustments, consisting of only normal and recurring adjustments, necessary for a fair statement of the financial position and results of operations for the periods presented. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the full year.

Revenue Recognition Effective January 1, 2019, the Carve-out Entity adopted the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“FASB ASC 606”). The Carve-out Entity adopted the requirements of the new revenue standard, utilizing the retrospective method of transition. The Carve-out Entity applied the new standard’s practical expedient that permits the omission of prior-period information about its remaining performance obligations, which are not material to restated information.

The Carve-out Entity enters into various types of service arrangements that offer professional services, including software licenses, consulting implementation services, and maintenance and customer support services in various combinations. In certain arrangements, software licenses are provided together with maintenance and customer support services. In other arrangements, the Carve-out Entity offers consulting implementation services or hosting services without granting the customer a software license. In addition, the Carve-out Entity offers software as a service (“SaaS”) subscriptions including hosting services. Revenues are recognized when control of these services is transferred to the customers in an amount that reflects the consideration the Carve-out Entity expects to be entitled to in exchange for those services. Customer support services, hosting services, and SaaS subscriptions are typically renewable for subsequent one-year periods and the average customer term is estimated to be five years.

The Carve-out Entity determines revenue recognition applying the following steps required under FASB ASC 606:

Step 1: Identification of the customer contracts

Step 2: Identification of the performance obligations in the contracts

Step 3: Determination of the transaction price

Step 4: Allocation of the transaction price to each of the performance obligations in the contracts

Step 5: Recognition of revenue when, or as, each of the identified performance obligations is satisfied

When a service contains both a software element and a service component, judgment is required to determine whether the software license is considered distinct and therefore accounted for separately and recognized at a point in time, or not distinct and therefore accounted for together with the service component and recognized over time. The Carve-out Entity has determined that the software license and post-contract customer support services are separate performance obligations. Upon adoption of FASB ASC 606, no material performance obligations related to software licenses remained pertaining to the six months ended June 30, 2019 and 2018. A number of the Carve-out Entity’s customers who had previously purchased software licenses have renewed their contracts to continue receiving customer support services. The Carve-out Entity typically invoices the customers for customer support services on an annual basis and recognizes related revenue ratably over the term of the related services, which is typically one year.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

SaaS subscription services revenues primarily consist of fees that provide customers access to one or more of the Carve-out Entity’s hosted applications for threat intelligence solutions that empower businesses, government organization, and communities to assess and disseminate risk data and information to manage and mitigate the impact of critical events. Revenue is generally recognized over time on a ratable basis over the contract term beginning on the date that the Carve-out Entity’s service is made available to the customer. All services are recognized using an output measure of progress looking at time elapsed as the contracts generally provide the customer equal benefit throughout the contract period. The Carve-out Entity’s subscription contracts are billed annually in advance with an average contract term of two years.

On occasion, the Carve-out Entity enters into contracts with customers that may contain multiple performance obligations. Determining whether services are considered distinct performance obligations that should be accounted for separately or together may require significant judgment. For these contracts, the Carve-out Entity accounts for individual performance obligations separately if they are distinct. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis. The Carve-out Entity determines the standalone selling prices based on its overall pricing objectives, taking into consideration market conditions and other factors, including the value of its contracts, the applications sold, customer demographics, geographic locations, and the number and types of users within its contracts. Significant judgment may be required to determine a standalone selling price for each distinct performance obligation. Upon adoption of FASB ASC 606, no material performance obligations related to multiple performance obligation arrangements remained pertaining to the six months ended June 30, 2019 and 2018.

The primary impact of adopting the new revenue standard relates to the timing of consulting implementation service fees as well as the recognition the deferral of incremental commission costs of obtaining contracts. The Carve-out Entity previously treated consulting implementation services as separate units of account in multiple-element arrangements and recognized the implantation service fees when the related services were performed. In the application of guidance under FASB ASC 606, the Carve-out Entity has determined that an initial implementation setup service is not considered distinct from the context of the customer contract because these initial setup services typically do not transfer goods or services to the customer; and therefore is not considered a separate performance obligation. Prior to the adoption of FASB ASC 606, the Carve-out Entity recognized sales commission expense as the associated revenue was recognized. Under FASB ASC 340-40, Other Assets and Deferred Costs – Contracts with Customers (“FASB ASC 340-40”), the Carve-out Entity defers incremental commission costs of obtaining a customer contract and amortizes those costs over a period of benefit, which the Carve-out Entity has determined to be five years. The Carve-out Entity has determined the period of benefit by taking into consideration its customer contracts, its technology and other factors. Amortization of deferred commissions is included in selling and marketing expenses in the accompanying condensed consolidated carve-out statements of income.

Adoption of the new revenue standard had no impact on total cash provided by or used in operating, financing, or investing activities in the accompanying condensed consolidated carve-out statements of cash flows.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

The cumulative effect of the changes made to accompanying condensed consolidated carve-out balance sheets as of June 30, 2019 and 2018 for the adoption of FASB ASC 606 and FASB ASC 340-40 was as follows:

	Under previous Guidance	Effect of	Under new Guidance
	December 31, 2018	Adoption	January 1, 2019
Deferred commissions	$582,802	$91,418	$674,220
Deferred revenue	$8,462,144	$269,937	$8,732,081
Accumulated deficit	$51,530,551	$178,518	$51,709,069

	Under previous Guidance	Effect of	Under new Guidance
	December 31, 2017	Adoption	January 1, 2018
Deferred commissions	$502,813	$(75,123)	$427,690
Deferred revenue	$7,087,272	$165,251	$7,252,523
Accumulated deficit	$54,047,152	$240,374	$54,287,526

The impact of the adoption of FASB ASC 606 and FASB ASC 340-40 on the accompanying condensed consolidated carve-out balance sheets and consolidated carve-out statements of income was as follows:

	As of June 30, 2019
		Balance Without	Effect of
	As reported	Adoption	Change
Deferred commissions	$707,893	$629,267	$78,626
Deferred revenue	$9,415,399	$9,191,299	$224,100
Accumulated deficit	$50,458,620	$49,966,064	$492,556

	For the six months ended June 30, 2019
		Activity Without	Effect of
	As reported	Adoption	Change
Total revenues	$9,215,064	$9,165,667	$49,397
Selling and marketing expenses	$1,441,911	$1,429,119	$12,792
Net income	$1,250,449	$1,213,844	$36,605

	As of June 30, 2018
		Balance Without	Effect of
	As reported	Adoption	Change
Deferred commissions	$552,441	$592,620	$(40,179)
Deferred revenue	$8,077,722	$7,869,736	$207,986
Accumulated deficit	$53,642,224	$53,394,059	$248,165

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

	For the six months ended June 30, 2018
		Activity Without	Effect of
	As reported	Adoption	Change
Total revenues	$8,559,570	$8,516,835	$42,735
Selling and marketing expenses	$1,747,340	$1,712,396	$34,944
Net income	$645,302	$637,511	$7,791

The following table presents the Carve-out Entity’s revenues, which are all recognized over time, disaggregated by revenue source:

For the six months ended June 30,	2019	2018
Subscription services	$8,586,549	$8,031,422
Post-contract customer support services	$379,826	$367,364
Implementation services	$145,122	$68,899
Professional and other services	$103,567	$91,885

Contract Asset Balances The timing of revenue recognition, billings and cash collections results in billed accounts receivable, unbilled receivables (contract assets), and deferred revenue (contract liabilities) on the accompanying condensed consolidated carve-out balance sheets. The Carve-out Entity generally invoices the customers for customer support services and SaaS subscriptions in advance on an annual basis, resulting in deferred revenue. On occasion, billing occurs subsequent to revenue recognition, resulting in unbilled receivable.

The contract asset balances as of June 30, 2019 and 2018, were as follows:

June 30,	2019	2018
Accounts receivable	$2,916,616	$2,929,860
Unbilled receivable	$132,373	$60,779
Deferred revenue	$9,415,399	$8,077,722

Deferred Revenue Deferred revenue consists of amounts that have been invoiced and for which the Company has the right to bill, but that have not been recognized as revenue because the related goods or services have not been transferred. Deferred revenue that will be realized during the succeeding 12 month period is recorded as current, and the remaining deferred revenue is recorded as noncurrent. In instances where the timing of revenue recognition differs from the timing of invoicing, the Carve-out Entity has determined its contracts generally do not include a significant financing component. The primary purpose of its invoicing terms is to provide customers with simplified and predictable ways of purchasing its services, not to receive financing from its customers or to provide customers with financing.

Deferred Sales Commissions Deferred sales commissions as of June 30, 2019 and 2018, were approximately $708,000 and $552,000, respectively. For the six months ended June 30, 2019 and 2018, amortization expense related to deferred sales commissions amounted to approximately $314,000 and $246,000, respectively, and is included in selling and marketing expenses in the accompanying condensed consolidated carve-out statements of income. For the six months ended June 30, 2019 and 2018, there was no impairment loss in relation to the capitalized deferred sales commissions.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

Cash and Cash Equivalents Cash and cash equivalents include cash and liquid investments with original maturities of 90 days or less upon acquisition.

Accounts Receivable and Allowance for Doubtful Accounts Accounts receivable are customer obligations due under normal trade terms. The Carve-out Entity performs continuing credit evaluations on each customer’s financial condition and senior management reviews accounts receivable on a monthly basis to determine if any receivable will potentially be uncollectible. The Carve-out Entity includes any accounts receivable balances that are determined to be uncollectible in the allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Management believes that no allowance for doubtful accounts as of June 30, 2019 and 2018, is necessary.

Property and Equipment Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed on a straight-line basis over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized on a straight-line basis over the term of the lease or estimated useful life, whichever is shorter. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in operations.

Recoverability of Long-Lived Assets In accordance with FASB ASC Subtopic 360-10, Property, Plant and Equipment – Impairment or Disposal of Long Lived Assets, property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment losses were recognized for the six months ended June 30, 2019 and 2018.

Goodwill and Intangible Assets The Carve-out Entity accounts for goodwill and other intangible assets in accordance with FASB ASC Topic 350, Intangibles – Goodwill and Other (“FASB ASC 350”), under which goodwill and indefinite lived intangible assets are tested for impairment at least on an annual basis. Under FASB ASC 350, the carrying value of goodwill is evaluated for potential impairment on an annual basis or more frequently if events or circumstances indicate that impairment may have occurred. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Carve-out Entity compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. The Carve-out Entity typically performs an annual impairment analysis towards the end of year in connection with preparation of annual consolidated carve-out financial statements. As of June 30, 2019 and the date the condensed consolidated carve-

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

out financial statements were available to be issued, the Carve-out Entity has not performed an annual impairment analysis; however, does not believe that the carrying amount of goodwill as of June 30, 2019 exceeds its implied fair value.

Software Development Costs The Carve-out Entity accounts for software development costs intended for software arrangements that are within the scope of FASB ASC 985, Software, in accordance with FASB ASC 985-20, Costs of Software to Be Sold, Leased, or Marketed (“FASB ASC 985-20”). FASB ASC 985-20 requires product development costs to be charged to expense as incurred until technological feasibility is attained and all other research and development activities for the product have been completed. Technological feasibility is attained when the Carve-out Entity has completed the planning, design, and testing phase of development and has been determined viable for its intended use, which typically occurs when beta testing commences. The time between the attainment of technological feasibility and the completion of software development has historically been relatively short with immaterial amounts of development costs incurred during this period. Accordingly, the Carve-out Entity has not capitalized any development costs associated with software to be sold, leased, or marketed. All research and development costs are expensed as incurred.

SaaS arrangements that are not within the scope of FASB ASC 985 or software that is not considered more-than-incidental to the products or services that it is included in or sold with, are accounted for in accordance with FASB ASC 350-40, Intangibles – Goodwill and Other – Internal-Use Software (“FASB ASC 350-40”). FASB ASC 350-40 requires the capitalization of qualifying computer software costs, which are incurred during the application development stage. Upgrades and enhancements are capitalized if they result in added functionality which enables the software to perform tasks it was previously incapable of performing. Software maintenance, training, data conversion and business process reengineering costs are expensed as incurred. The Carve-out Entity applies an agile software development approach for its SaaS model applications, where it develops various beta versions without designing a specific path including software configuration and interfaces until such beta versions are accepted. FASB ASC 350-40 suggests that a beta version is developed in the preliminary project stage, during which any development costs shall be expensed as incurred until management with the authority makes a final selection of alternatives. The Carve-out Entity’s agile approach allows developing and re-developing various versions repeatedly until it achieves the satisfactory rating without specifically requiring management to make a final selection during the process. Furthermore, the time spent in the application development stage for its SaaS model applications has been historically short with immaterial amounts of development costs incurred during this period. Accordingly, the Carve-out Entity has not capitalized any development costs associated with SaaS arrangements that require the agile software development approach.

Lease Accounting The Carve-out Entity’s leases are accounted for under the provisions of FASB ASC Topic 840, Leases, which require that leases be evaluated and classified as operating or capital leases for financial reporting purposes. For leases classified as capital leases, assets and related lease obligations measured at their estimated present value of minimum lease payments are recorded on the condensed consolidated carve-out balance sheet at the beginning of the lease term. Leases that are not treated as capital leases are classified as operating leases. Minimum base rent for operating leases, which generally have escalating rentals over the terms of the leases, are recorded on a straight-line basis over the initial lease term and those renewal periods that are reasonably assured. Liabilities for deferred rent in the amounts of approximately $27,000 and $47,000 as of June 30, 2019 and 2018, are included in deferred rent on the accompanying condensed consolidated carve-out balance sheets, respectively.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

Advertising Costs The Carve-out Entity expenses advertising costs as incurred. Advertising expense for the six months ended June 30, 2019 and 2018 amounted to approximately $11,000 and $22,000, respectively.

Income Taxes NC4 has elected S corporation status under the Internal Revenue Code, and NC4 Public Sector LLC is a single-member limited liability company treated as a disregarded entity for federal and state income tax purposes; therefore, the Carve-out Entity does not incur federal income taxes at an entity level. Instead, its earnings and losses are passed through to the stockholders and included in the stockholders’ federal income tax returns. Accordingly, no liability or provision for federal income taxes is included in the accompanying condensed consolidated carve-out financial statements, nor are any deferred taxes provided for temporary differences between tax and financial reporting. The Carve-out Entity is subject to the state of California income tax on S corporation operations at a rate of 1.50% of taxable income. In addition, NC4 Public Sector LLC is subject to a California fee based on their annual gross revenue. Further, the Carve-out Entity is required to pay annual Franchise Tax Board fees to the state of California for the right to conduct business in the state.

The Carve-out Entity applies the provisions of FASB ASC Topic 740, Income Taxes (“FASB ASC 740“). FASB ASC 740 prescribes a recognition threshold measurement attributed for financial recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on various related matters, such as de-recognition, interest and penalties, and disclosure. The Carve-out Entity evaluates uncertain tax positions by considering the tax years’ subject to potential audit under federal and state income tax law and identifying favorable tax positions that do not meet the threshold of more likely than not to prevail if challenged by tax authorities that would have a direct impact on the Carve-out Entity as opposed to an impact to the stockholders. Management believes that the Carve-out Entity has not taken any uncertain tax positions that have a more likely than not chance of not being sustained upon examination by the tax authorities. Accordingly, no liabilities for uncertain tax positions have been recorded in the accompanying condensed consolidated carve-out financial statements as of June 30, 2019 and 2018. With few exceptions, the Carve-out Entity is no longer subject to federal and state income tax examinations by tax authorities for the years before 2015.

Recently Adopted Accounting Pronouncement In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“FASB ASU 2014-09”), which requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. FASB ASU 2014-09 supersedes most existing revenue recognition guidance, including industry-specific revenue recognition guidance and provides a unified model to determine when and how revenue is recognized. Since the issuance of FASB ASU 2014-09, the FASB has issued several amendments to the standard, including, among other matters, the application of identifying performance obligations and the accounting for contract costs and contract modifications. While continuing to assess all potential impacts of the standard, the Carve-out Entity currently believes there will be an impact related to timing and measurement of fees related to certain revenue arrangements based on identification of performance obligations and whether certain services would be considered a material right. Further, the Carve-out Entity believes customer incentives could potentially be recognized as an expense, which are generally recorded as a reduction of revenue under previous guidance. The standard is required to be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying it recognized at the date of initial application. The Carve-out Entity has adopted the new guidance on January 1, 2019, using the retrospective transition approach.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

Recently Issued Accounting Pronouncements Not Yet Adopted In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“FASB ASU 2016-02”). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record an ROU asset and a lease liability, measured on a discounted basis, on the condensed consolidated carve-out balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated carve-out statement of income. Since the issuance of FASB ASU 2016-02, the FASB has issued several amendments to the standard including, among other matters, clarifications regarding lease reassessments and application of an optional transition method. The standard is required to be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying it recognized at the date of initial application. The Carve-out Entity has not selected its transition method and is currently in the process of evaluating the potential impact of this new guidance, which is effective for privately held companies for fiscal years beginning after December 15, 2019. Management does not believe that there will be any material impact on the Carve-out Entity’s consolidated carve-out financial statements upon adoption of the new guidance as its existing leases are set to expire through June 2020, and the remaining minimum lease payments are expected to be immaterial upon adoption of FASB ASU 2016-02.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“FASB ASU 2016-15”), to provide classification guidance for certain transactions, such as debt prepayments or debt extinguishment costs, and contingent consideration payments made after a business combination. FASB ASU 2016-15 is effective for privately held companies for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, with early adoption permitted. The Carve-out Entity has not yet determined the impact of the adoption of FASB ASU 2016-15 on its consolidated carve-out financial statements.

3.	CONCENTRATIONS OF BUSINESS AND CREDIT RISK

Financial instruments that potentially expose the Carve-out Entity to concentrations of credit risk consist primarily of cash. The Carve-out Entity places its short-term invested cash on deposit with financial institutions which may exceed the Federal Deposit Insurance Corporation (“FDIC”) limits. The FDIC deposit insurance limit is $250,000 per depositor. As of June 30, 2019, the Carve-out Entity’s uninsured portion of this balance was approximately $200,000. The Carve-out Entity limits its exposure to this credit risk by holding excess balances at high-quality financial institutions and does not believe significant credit risk exists with respect to this cash at June 30, 2019 and 2018.

The Carve-out Entity did not have revenue from an individual customer representing more than 10% of total revenues for the six months ended June 30, 2019 and 2018. The Carve-out Entity continually evaluates the financial strength of its customers but generally does not require collateral to support the customer receivables. None of the customers’ accounts receivable balances outstanding as of June 30, 2019 and 2018 represented more than 10% of total accounts receivable.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

June 30,	2019	2018
Computers and equipment	$1,098,258	$3,018,081
Furniture and fixtures	148,807	200,511
Leasehold improvements	406,766	430,093

	1,653,831	3,648,685
Less: accumulated depreciation and amortization	(1,365,075)	(3,208,638)

Property and equipment, net	$288,756	$440,047

Depreciation and amortization expense amounted to approximately $71,000 and $50,000 for the six months ended June 30, 2019 and 2018, respectively, and is included in general and administrative expenses on the accompanying condensed consolidated carve-out statements of income.

5.	GOODWILL AND INTANGIBLE ASSETS

In connection with NC4’s acquisition of TranSecur, Inc. in May 2010, a portion of the purchase price was allocated to the trademark, customer relationships, and software at their respective fair values, and the excess of the purchase price over the net assets acquired was allocated to goodwill in the amount of $776,000. No impairment losses related to goodwill were recognized for the six months ended June 30, 2019 and 2018.

Intangible assets consisted of the following:

June 30,	2019	2018
Trademark	$10,000	$10,000
Customer relationships	330,000	330,000
Software and website	843,414	1,303,218

	1,183,414	1,643,218
Less: accumulated amortization	(1,095,657)	(1,443,513)

Intangible assets, net	$87,757	$199,705

Amortization expense on intangible assets amounted to approximately $48,000 and $49,000 for the six months ended June 30, 2019 and 2018, respectively, and is included in general and administrative expenses on the accompanying condensed consolidated carve-out statements of income.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

6.	BANK REVOLVING LINE OF CREDIT

In December 2011, NC4 Public Sector LLC entered into a loan agreement (the “LOC”) with Bank of America, N.A. (the “Bank”), under which the Bank agreed to provide a revolving line of credit to NC4 Public Sector LLC in the maximum borrowing amount not to exceed $400,000. The LOC was guaranteed by NC4. Pursuant to the LOC, amended from time to time, any outstanding principal and accrued and unpaid interest would be due and payable on December 22, 2019. Any advances bore interest at a variable annual rate equal to the Bank’s Prime Rate (as defined) plus 1.00%. As of June 30, 2019 and 2018, there were no outstanding borrowings against the LOC. In July 2019, the Carve-out Entity and the Bank mutually agreed to terminate the LOC without any penalty.

7.	RELATED PARTY TRANSACTIONS

Sublease Agreement Effective August 2007, NC4 entered into a non-cancelable sublease agreement with OSM Media, LLC (an affiliate of Celerium, Inc. – see Note 10) for the corporate office space in El Segundo, California. The initial term of the sublease expired in October 2010, and it became a month-to-month lease until March 2017. Effective April 2017, NC4 entered into a non-cancelable sublease agreement with PJ Media, LLC (formerly, OSM Media, LLC) and NextGen Crowdfunding, LLC, subsequently changing its name as Security Token Academy LLC (an affiliate of Celerium, Inc.) for the corporate office space in El Segundo, California. The initial term of the sublease expires in June 2020. The sublease provides for a monthly base rent in the amount of approximately $11,000, subject to an annual increase at the rate of approximately 3.00% over the term of the sublease arrangement. For each of the six months ended June 30, 2019 and 2018, NC4 recognized rental income amounting to approximately $65,000, which is accounted for as a reduction in rent expense and included in general and administrative expenses on the accompanying condensed consolidated carve-out statements of income. In connection with the transaction described in Note 10, NC4, as the sublandlord, and Celerium, Inc., as subtenant, entered into a certain sublease agreement for the corporate office space in El Segundo, California. The term of the sublease shall expire on June 30, 2020. Throughout the term, Celerium, Inc. shall pay NC4 monthly rent in the amount of approximately $2,000 through June 2020.

Due from Affiliates The Carve-out Entity agreed to provide, from time to time, PJ Media, LLC and NextGen Crowdfunding, LLC (Security Token Academy LLC) support for day-to-day operations, such as payroll processing, accounting, and human resource functions. In addition, the Carve-out Entity pays certain operating expenses on behalf of NC4’s other subsidiaries that are recorded as due from affiliates in the condensed consolidated carve-out financial statements. Due from affiliates and other subsidiaries in the amounts of approximately $102,000 are outstanding as of June 30, 2018. No amounts were due from affiliates as of June 30, 2019. Amounts due from affiliates are non-interest bearing and due on demand.

8.	INTERCOMPANY TRANSACTIONS WITH AFFILIATES AND OTHER BUSINESS UNITS

Management assesses how transactions with NC4’s other subsidiaries and business units that are not part of the accompanying carve-out financial statements have been historically settled or are expected to be settled to determine the appropriate presentation in the accompanying condensed consolidated carve-out financial statements.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

The following intercompany transactions are classified as a component of stockholders’ deficit:

	December 31, 2018	Net change	June 30, 2019
NC4’s investments in Excluded Business Units	$13,540,925	$(6,502,255)	$7,038,670
Due from (to) NC4 Soltra LLC	100,293	(188,634)	(88,341)
Due to ESP Group Inc.	(2,328,932)	99,370	(2,229,562)
Net carve-out allocation	1,995,398	13,504,793	15,500,191

Balances, net	$13,307,684	$6,913,274	$20,220,958

	December 31, 2017	Net change	June 30, 2018
NC4’s investments in Excluded Business Units	$4,362,523	$5,084,524	$9,447,047
Due from NC4 Soltra LLC	10,892	71,854	82,746
Due to ESP Group Inc.	(1,848,970)	(167,640)	(2,016,610)
Net carve-out allocation	(33,116)	239,452	206,336

Balances, net	$2,491,329	$5,228,190	$7,719,519

9.	COMMITMENTS AND CONTINGENCIES

Legal Matters The Carve-out Entity is a party to various claims, complaints, and other legal actions that have arisen from time to time in the ordinary course of business. Management believes that any ultimate settlement of such legal actions would be substantially covered by the Carve-out Entity’s insurance coverage, and that the outcome of such pending legal proceedings will not have a material adverse effect on the Carve-out Entity’s financial condition, results of operations, or cash flows.

Operating Leases The Carve-out Entity leases certain office facilities and equipment under non-cancelable operating leases expiring through June 2020. The leases provide for monthly rental payments ranging from approximately $1,000 to $33,000, and require payments of certain additional expenses, including utilities, parking, and other operating expenses. Rent expense relating to the operating leases amounted to approximately $83,000 and $120,000 for the six months ended June 30, 2019 and 2018, respectively, and is included in general and administrative expenses on the accompanying condensed consolidated carve-out statements of income.

Multi-Year Customer Services Arrangements The Carve-out Entity often enters into multi-year services contracts with customers, under which the Carve-out Entity grants the customers access to certain proprietary software applications resided in its own servers and provides maintenance and customer support services for fees during the contractual term. On some occasions, software arrangements also call for multi-year maintenance and customer support services in addition to perpetual licenses. Services fees for which the Carve-out Entity has not performed any underlying services or is not entitled to invoice the customer as of June 30, 2019, are not reflected on the accompanying condensed consolidated carve-out interim financial statements.

401(k) Savings Plan The Carve-out Entity has a defined-contribution 401(k) savings plan covering all eligible employees that provides for employee salary deferral contributions and employer contributions. Employees may contribute up to 100% of their pay on a pre-tax basis subject to limitations imposed by the Internal Revenue Service. In addition, the Carve-out Entity matches up to four percent of employees’ eligible earnings, subject to statutory prescribed annual limits. The

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

Carve-out Entity incurred expenses associated with the 401(k) plan amounting to approximately $228,000 and $213,000 for the six months ended June 30, 2019 and 2018, respectively, which are included in general and administrative expenses on the accompanying condensed consolidated carve-out statements of income.

State and Local Taxes In July 2019, as a result of its own nexus study and investigation, the Carve-out Entity has initiated applications to enter into voluntary disclosure agreements (individually, “VDA”) with various state and local taxing authorities for potentially having underreported sales and use taxes related to its revenues generated from these jurisdictions. The Carve-out Entity expects the states to grant VDAs as it meets all of the statutory requirements for acceptance into a voluntary disclosure program. With certain exceptions, most VDA programs are contractual agreements whereby the state and local taxing authorities will allow entities to come forward to settle unfiled obligations with a limited look-back period of three or four years from the date of filings in exchange for the entities becoming current on its tax obligations. While its investigations continue, management believes that it is probable that the Carve-out Entity will potentially be liable for up to approximately $1,441,000 in sales and use taxes including interest as of July 2019. As of June 30, 2019 and 2018, the Carve-out Entity recorded the potential liability in the amount of approximately $1,441,000 and $900,000, of which approximately $618,000 relates to years prior to December 31, 2017, and $360,000 and $283,000 relate to the six-month periods ended June 30, 2019 and 2018, respectively.

10.	SUBSEQUENT EVENTS

The Carve-out Entity evaluated subsequent events that have occurred through the date of the Independent Auditor’s Review Report, which is the date the condensed consolidated carve-out financial statements were available to be issued, and determined that there were no subsequent events or transactions that required recognition or disclosure in the condensed consolidated carve-out financial statements, except as disclosed in Notes 6, 7, and 9 and below.

In May 2019, the stockholders of NC4 Inc. received a non-binding preliminary offer from Everbridge, Inc. (“Everbridge”) expressing the interest to acquire 100% of the assets of NC4 Inc.’s Risk Center and Public Safety businesses (subsequently excluding the Street Smart business unit). Effective July 29, 2019, both parties executed a certain membership interest purchase agreement (the “MIPA”). Pursuant to the terms and conditions set forth in the MIPA, and to effectuate the transaction, the stockholders of NC4 Inc. formed Celerium Group Inc. (“Celerium”), a Delaware S corporation, on July 19, 2019, to contribute all of the issued and outstanding shares of NC4 Inc. to Celerium in exchange for capital stock of Celerium. Immediately after the contribution and close of the MIPA on July 29, 2019, NC4 Inc. was converted into a Delaware limited liability company having the name, NC4, LLC, and all of the outstanding shares of NC4 Inc. were converted into membership interests, which were then wholly owned by Celerium. Under the MIPA, Celerium desired to sell, transfer, and assign to Everbridge, and Everbridge desired to purchase and acquire from Celerium, at the closing of the MIPA, 100% of the membership interests of NC4, LLC and NC4 Public Sector LLC on the Company Subsidiary Transfer Date (as defined). Following the closing and prior to the Company Subsidiary Transfer Date, Celerium caused to be transferred and assigned from NC4 Public Sector LLC to an affiliate of Celerium all assets and liabilities solely and exclusively used or held for use by the Street Smart business unit.